SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 31, 2000

                              GROVE PROPERTY TRUST
             (Exact name of registrant as specified in its charter)


       Maryland                        1-13080                  06-1391084
(State or other jurisdiction    (Commission File No.)    (IRS Employer
 of incorporation)                                        Identification Number)



                 598 Asylum Avenue, Hartford, Connecticut 06105
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (860) 246-1126


                                       N/A
          (Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

         On May 31, 2000, Grove Property Trust, a Maryland real estate investment trust (the "Company"), acquired three apartment communities containing an aggregate of 912 units of subsidized housing and the related management rights. The apartment communities are located in Amherst, Milford and Fall River, Massachusetts.

         The aggregate purchase price for the three apartment communities and the related management rights was approximately $33.5 million, including cash paid of $12.0 million and mortgage debt assumed of $21.5 million. The cash portion of the purchase price was funded with the Company's revolving credit facility and cash on hand. The assumed mortgage debt has a weighted average fixed interest rate of 7.9% and a weighted average maturity of 20.8 years.

         The entities from which these three properties were acquired are affiliates of each other. However, none of them is an affiliate of the Company.

         Each of these transactions is described in more detail below.

         Rolling Green Apartments at Amherst

         Rolling Green Apartments at Amherst ("Rolling Green - Amherst") is a 204-unit apartment complex located in Amherst, Massachusetts. The complex, which includes 16 buildings and a pool, is located on approximately 24 acres. The Company intends to continue to operate the complex as subsidized rental apartments.

         Rolling Green - Amherst was acquired pursuant to a Purchase and Sale Agreement dated February 18, 2000 between Roberts-Amherst Associates Limited Partnership and Grove Corporation, which was subsequently assigned to GPT-RG Amherst, LLC, an entity wholly owned by Grove Operating, L.P. (the "Operating Partnership"). The property was acquired by the Operating Partnership in exchange for the payment of approximately $2.7 million in cash (including the amount paid to acquire the related management rights) and the assumption of mortgage indebtedness in the principal amount of approximately $4.3 million. The purchase price for Rolling Green - Amherst was determined by arms' length negotiations between the Company and Roberts-Amherst Associates Limited Partnership.

         Rolling Green Apartments at Fall River

         Rolling Green Apartments at Fall River ("Rolling Green - Fall River") is a 404-unit apartment complex located in Fall River, Massachusetts. The complex, which includes 26 buildings, an office and a pool, is located on approximately 28 acres. The Company intends to continue to operate the complex as subsidized rental apartments.

         Rolling Green - Fall River was acquired pursuant to a Purchase and Sale Agreement dated February 18, 2000 between Roberts-Fall River Associates Limited Partnership and Grove Corporation, which was subsequently assigned to GPT-RG Fall River, LLC, an entity wholly owned by the Operating Partnership. The property was



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acquired  by  the  Operating   Partnership   in  exchange  for  the  payment  of
approximately $4.3 million in cash (including the amount paid to acquire the related management rights) and the assumption of mortgage indebtedness in the principal amount of approximately $8.7 million. The purchase price for Rolling Green - Fall River was determined by arms' length negotiations between the Company and Roberts-Fall River Associates Limited Partnership.

         Rolling Green Apartments at Milford

         Rolling Green Apartments at Milford ("Rolling Green - Milford") is a 304-unit apartment complex located in Milford, Massachusetts. The complex, which includes 28 buildings, an office and a pool, is located on approximately 26 acres. The Company intends to continue to operate the complex as subsidized rental apartments.

         Rolling Green - Milford was acquired pursuant to a Purchase and Sale Agreement dated February 18, 2000 between Roberts-Milford Associates Limited Partnership and Grove Corporation, which was subsequently assigned to GPT-RG Milford, LLC, an entity wholly owned by the Operating Partnership. The property was acquired by the Operating Partnership in exchange for the payment of approximately $5.0 million in cash (including the amount paid to acquire the related management rights) and the assumption of mortgage indebtedness in the principal amount of approximately $8.5 million. The purchase price for Rolling Green - Fall River was determined by arms' length negotiations between the Company and Roberts-Fall River Associates Limited Partnership.

Item 7.  Financial Statements and Exhibits.
-------------------------------------------

         (a) Financial statements of Rolling Green - Amherst, Rolling Green - Fall River and Rolling Green - Milford for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

         (b) Pro forma financial statements for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.



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         (c) Exhibits.

     Exhibit No.                            Description
     -----------                            -----------

        2.1 Purchase and Sale Agreement dated February 18, 2000 between Roberts-Amherst Associates Limited Partnership and Grove Corporation

        2.2 Purchase and Sale Agreement dated February 18, 2000 between Roberts-Fall River Associates Limited Partnership and Grove Corporation

        2.3 Purchase and Sale Agreement dated February 18, 2000 between Roberts-Milford Associates Limited Partnership and Grove Corporation





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GROVE PROPERTY TRUST

                                             By:  /s/ Joseph R. LaBrosse
                                                  ---------------------------
                                                  Joseph R. LaBrosse
                                                  Chief Financial Officer

Date: June 8, 2000




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                                  Exhibit Index
                                  -------------

     Exhibit No.                            Description
     -----------                            -----------

        2.1 Purchase and Sale Agreement dated February 18, 2000 between Roberts-Amherst Associates Limited Partnership and Grove Corporation

        2.2 Purchase and Sale Agreement dated February 18, 2000 between Roberts-Fall River Associates Limited Partnership and Grove Corporation

        2.3 Purchase and Sale Agreement dated February 18, 2000 between Roberts-Milford Associates Limited Partnership and Grove Corporation